EXHIBIT 1.4

                                     INDEX

                                  BY-LAW NO. 1

DIVISION                                                                PAGE NO.
One         INTERPRETATION                                                   1

Two         BORROWING, BANKING AND SECURITIES                                3

            2.01    Borrowing Power                                          3
            2.02    Delegation                                               4
            2.03    Banking Arrangements                                     4
            2.04    Custody of Securities                                    5
            2.05    Evidence of Voting Rights                                5

Three       EXECUTION OF INSTRUMENTS                                         6

            3.01                                                             6
            3.02    Corporate Seal                                           6
            3.03    Cheques, Drafts and Notes                                6

Four        DIRECTORS                                                        6

            4.01    Number                                                   6
            4.02    Election and Term                                        7
            4.03    Removal of Directors                                     8
            4.04    Qualification                                            8
            4.05    Consent                                                  9
            4.06    Vacation of Office                                      10
            4.07    Committee of Directors                                  10
            4.08    Transaction of Business                                 10
            4.09    Advisory Committee                                      10
            4.10    Procedure                                               11
            4.11    Remuneration and Expenses                               11
            4.12    Vacancies                                               11
            4.13    Action by the Board                                     12

Five        MEETING OF DIRECTORS                                            12

            5.01    Place of Meeting                                        12
            5.02    Notice of Meeting                                       12
            5.03    Adjourned Meeting                                       14
            5.04    Calling of Meeting                                      14
            5.05    Regular Meetings                                        14
            5.06    Chairman                                                14
            5.07    Quorum                                                  15
            5.08    Half Albertan Representation at Meetings                15
            5.09    Voting                                                  15
            5.10    Meeting by Telephone                                    16
            5.11    Resolution in Lieu of Meeting                           16
            5.12    Amendments to the Act                                   16

DIVISION                                                                PAGE NO.

Six         PROTECTION OF DIRECTORS, OFFICERS AND OTHERS                    17

            6.01    Conflict of Interest                                    17
            6.02    Limitation of Liability                                 17
            6.03    Indemnity                                               19
            6.04    Insurance                                               19

Seven       OFFICERS                                                        20

            7.01    Election or Appointment                                 20
            7.02    Chairman of the Board                                   20
            7.03    Managing Director                                       21
            7.04    President                                               21
            7.05    Vice-President                                          21
            7.06    Secretary                                               21
            7.07    Treasurer                                               22
            7.08    General Manager or Manager                              22
            7.09    Powers and Duties of Other Officers                     23
            7.10    Variation of Powers and Duties                          23
            7.11    Vacancies                                               23
            7.12    Remuneration and Removal                                23
            7.13    Agents and Attorneys                                    23
            7.14    Conflict of Interest                                    24
            7.15    Fidelity Bonds                                          24

Eight       SHAREHOLDERS' MEETINGS                                          24

            8.01    Annual Meetings                                         24
            8.02    Submission of Contracts or Transactions
                      to Shareholders for Approval                          25
            8.03    Special Meetings                                        25
            8.04    Place of Meetings                                       25
            8.05    Record Data for Notice                                  26
            8.06    Notice of Meetings                                      26
            8.07    Right to Vote                                           27
            8.08    List of Shareholders Entitled to Vote                   27
            8.09    Meetings without Notice                                 28
            8.10    Waiver of Notice                                        29
            8.11    Chairman, Secretary and Scrutineers                     29
            8.12    Persons Entitled to be Present                          29
            8.13    Quorum                                                  30
            8.14    Participation in Meeting by Telephone                   30
            8.15    Proxyholders and Representatives                        30
            8.16    Time for Deposit of Proxies                             31
            8.17    Joint Shareholders                                      32
            8.18    Votes to Govern                                         32
            8.19    Show of Hands                                           32
            8.20    Ballots                                                 33
            8.21    Adjournment                                             33
            8.22    Resolution in Lieu of a Meeting                         33
            8.23    Only One Shareholder                                    34

Nine        SHARES                                                          34

            9.01    Allotment and Issuance                                  34
            9.02    ILLEGIBLE                                               34


DIVISION                                                                PAGE NO.

            9.03    Non-Recognition of Trusts                              35
            9.04    Certificates                                           35
            9.05    Replacement of Share Certificates                      36
            9.06    Joint Holders                                          36

Ten        TRANSFER OF SECURITIES                                          36

           10.01    Registration of Transfer                               36
           10.02    Transfer Agents and Registrars                         37
           10.03    Securities Registers                                   37
           10.04    Decreased Shareholders                                 38
           10.05    Lien for Indebtedness                                  38

Eleven     DIVIDENDS AND RIGHTS                                            39

           11.01    Dividends                                              39
           11.02    Dividend Cheques                                       39
           11.03    Non-Receipt of Cheques                                 39
           11.04    Unclaimed Dividends                                    40
           11.05    Record Date for Dividends and Rights                   40

  Twelve   INFORMATION AVAILABLE TO SHAREHOLDERS                           40

           12.01    Restrictions on Availability                           40
           12.02    Inspection of Records by Shareholders                  41
           12.03    Registered Office and Separate Records Office          41

Thirteen   NOTICES                                                         41

           13.01    Method of Giving Notices                               41
           13.02    Notice to Joint Shareholders                           42
           13.03    Persons Entitled by Death or Operation of Law          42
           13.04    Non-Receipt of Notices                                 42
           13.05    Omissions and Errors                                   43
           13.06    Signature on Notices                                   43
           13.07    Waiver of Notice                                       43

Fourteen   DIVISIONS                                                       44

           14.01    Divisions                                              44

 Fifteen   MISCELLANEOUS                                                   45

           15.01    Financial Year                                         45
           15.02    Directors to Require Surrender of
                       Share Certificates                                  45
           15.03    Financial Assistance to Shareholders,
                       Employees and Others                                45
           15.04    Severability                                           47
           15.05    Shareholders' Approval to Amend By-law #1              47
           15.06    Effective Date                                         47
           15.07    Continuation                                           48


                                BY-LAW NUMBER 1

          A by-law relating generally to the conduct of the business and affairs of (hereinafter called the "corporation").

          BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

                                 INTERPRETATION

1.01 In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a) "Act" means the Business Corporations Act of Alberta, and the Regulations made thereunder, as from time to time amended and every statute that may be substituted therefor and, in the case of such amendment or substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the amended or substituted provisions therefor in the amendment or new statute or statutes;

(b)  "appoint" includes "elect" and vice versa;

(c) "articles" means the original or re-stated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival and includes an amendment to any of them;

(d) "auditor" means that person or those persons whose function it is to examine at the request of the board of directors or otherwise, the financial accounts and general financial affairs of the Corporation in order to verify the accuracy thereof;

(e)  "board means the board of directors of the Corporation;

(f) "by-laws" means this by-law and and and all other by-laws of the Corporation from time to time in force and effect;

(g) "meeting of shareholders" includes any annual or other general meeting of shareholders and a special meeting of shareholders;

(h) "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act of Alberta;

(i) "Regulations" means the Regulations under the Act as published or from time to time amended and every Regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new Regulations;

(j) "resident Albertan" means an individual who is ordinarily resident in Alberta or, if not ordinarily resident in Alberta, is a member of a class of persons prescribed by Regulations and, in any case,

      (i) is a Canadian citizen, or

     (ii) has been lawfully admitted to Canada for permanent residence;

(k) "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the

     Corporation by virtue of Section 3.01 of this by-law or by a resolution passed pursuant thereto; and

(l) "special meeting of shareholders" includes a meeting of any class or classes of shareholders.

          Save as aforesaid, all terms which are contained in this by-law or any other by-laws of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations. Words importing the singular number only shall include the plural and vice versa; words importing the masculine shall include the feminine and neuter genders; and the word "person" shall include an individual, partnership, association, body corporate, corporation, company, syndicate, trustee, executor, administrator and legal representative, and any number of aggregate of persons.

          The headings used in this by-law or any other by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

                       BORROWING, BANKING AND SECURITIES

2.01      Borrowing Power

          Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)  borrow money upon the credit of the Corporation:

(b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure the obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, moveable or immovable, property of the Corporation including book debts, rights, powers, franchises, and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

          Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2.02      Delegation

          The board may from time to time delegate to a committee of directors, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by the preceding section of this by-law or by the Act to such extent and in such manner as the board may determine at the time of each such delegation.

2.03      Banking Arrangements

          The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.04      Custody of Securities

          All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board, with such other depositories or in such other manner as may be determined from time to time by the board. All share certificates, bonds, debentures, notes or other obligations belonging to the Corporation may be held in the name of a nominee or nominees of the Corporation (and if held in the names of more than one (1) nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

2.05      Evidence of Voting Rights

          The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person signing or arranging for them. In addition, the board may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                            EXECUTION OF INSTRUMENTS

3.01 Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by that person or those persons who may be authorized by the board from time to time. In addition, the board may from time to time direct the manner in which any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

3.02      Corporate Seal

          Until changed by the board, the corporate seal of the Corporation shall be in the form impressed hereon

                                                                         (C/S)

3.03      Cheques, Drafts and Notes

          All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

                                   DIRECTORS

4.01      Number

          The number of directors shall be the number as is fixed by the articles, or where the articles specify a variable number, the number shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors specified in the articles and shall be determined from time to time within such limits by resolution of the shareholders.

4.02      Election and Term

          Subject to the articles or a unanimous shareholder agreement or as otherwise provided for herein, the election of directors shall take place at each annual general meeting of the shareholders and all the directors then in office, unless elected for a longer period of time, shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles or an unanimous shareholders agreement, be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. Such amendment shall on the issue of a certificate of amendment of the articles be deemed to be valid as of the date the shareholders adopt the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. if the articles provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and every shareholder entitled to vote at an election of directors has the right to cast votes for the directors to be elected equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in such manner as he sees fit. If he has voted for more than one candidate without specifying a distribution among such candidates, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

4.03      Removal of Directors

          Subject to the Act, the shareholders may by ordinary resolution passed at a special meeting, remove any or all directors from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. Provided, however, that if the articles provide for cumulative voting, no directors shall be removed pursuant to this Section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of a full board, be sufficient to elect one or more directors.

4.04      Qualification

          The following  persons are  disqualified  from being a director of the
Corporation:

(a)  anyone who is less than eighteen (18) years of age;

(b)  anyone who:

      (i) is a dependent adult as defined in The Dependent Adults Act of Alberta or is the subject of a certificate of incapacity under that Act:

     (ii) is a formal patient as defined in the Mental Health Act of Alberta;

    (iii) is a subject of an order under the Mentally Incapacitated Persons Act of Alberta appointing a committee of his person or estate or both;

     (iv) has been found to be a person of unsound mind elsewhere than in the Province of Alberta;

(c)  a person who is not an individual; or

(d)  a person who has the status of a bankrupt.

     Subject to the Act and Section 5.12 hereof, at least one-half (1/2) of the directors shall be resident Albertans. A director need not be a shareholder.

4.05      Consent

          No election or appointment of a person as director shall be effective unless:

(a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

(b)  if he was not present at the meeting when he was elected or appointed:

      (i) he consents in writing to act as a director before his election or appointment or within ten (10) days thereafter, or

     (ii) he acts as a director pursuant to the election or appointment.

4.06      Vacation of Office

          A director ceases to hold office when he dies; he is removed from office by the shareholders or by creditors who elected him, as the case may be; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at that time so specified, whichever is later.

4.07      Committee of Directors

          The directors may appoint from among their number a managing director, who must be a resident Albertan, or a committee of directors, however designated, and subject to Section 1.10 hereof of the Act may delegate to the managing director or such committee any of the powers of the directors. Subject to the Act and Section 5.12 hereof, at least one-half (1/2) of the members of such committee shall be resident Albertans. A committee may be comprised of one director.

4.08      Transaction of Business

          Subject to the provisions of these by-laws relating to participation by telephone, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Any such resolution in writing shall be effective for all purposes at such time as the resolution states regardless of when the resolution is signed. Meetings of such committees may be held at any place in our outside Canada and may be called by any one (1) member of the committee giving notice in accordance with Section 5.02 hereof.

4.09      Advisory Committees

          The board may, from time to time, appoint such other committees as it may deem advisable, but the functions of any such other committee shall be advisory only.

4.10      Procedure

          Unless otherwise determined herein or by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.11      Remuneration and Expenses

          Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.12      Vacancies

          Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. If the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors or from an increase in the minimum number of directors, the board shall forthwith call a special meeting of the shareholders to fill the vacancy. If the board fails to call such a meeting within fourteen
(14) days of the director's position becoming vacant, or if there are no such directors then in office, any shareholder may call the meeting.

4.13      Action by the Board

          Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

                              MEETING OF DIRECTORS

5.01      Place of Meeting

          Meetings of the Board may be held at any place within or outside the Province of Alberta.

5.02      Notice of Meeting

          Notice of the time and place of each meeting of the board shall be given by the persons as provided for in Section 5.04 hereof and in the manner provided for in Section 13.01 hereof to each director not less than twenty-four
(24) hours before the time when the meeting is to be held. Notice shall be effected when it is personally delivered or when it is delivered to the latest address of the director as shown in the records of the Corporation or in the last notice filed pursuant to section 101 or 108 of the Act. Provided always, that should personal delivery be attempted and be unsuccessful, notice of the delivery to an address of record shall, nevertheless, be effected. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, or any proposal to:

(a) submit to the shareholders any question or matter requiring approval of the shareholders;

(b)  fill a vacancy among the directors or in the office of the auditor;

(c)  issue securities;

(d)  declare dividends;

(e)  purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)  pay a commission for the sale of shares;

(g)  approve a management proxy circular;

(h)  approve any annual financial statements;

(i)  adopt, amend or repeal by-laws;

(j)  approve a take-over bid circular or directors' circular;

(k) demand or accept the resignation of or make the appointment of any officer or officers; or

(l)  calling a meeting of shareholders.

          Provided, however, that a director may in any manner, waive notice of a meeting and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

          For the first meeting of the board of directors to be held immediately following an election of directors or for a meeting of the board of directors at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of directors is present.

5.03      Adjourned Meeting

          Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.04      Calling of the Meeting

          Meetings of the board shall be held and called from time to time at such time and in such place as the board, the chairman of the board, the managing director, the president or any two (2) directors may determine. Should more than one of the above named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority, the board, the chairman or the president.

5.05      Regular Meetings

          The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act, this by-law or any other by-law requires the purpose thereof or the business to be transacted thereat to be specified.

5.06      Chairman

          The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or present. If no such officer is present, the directors present shall choose one of their number to be chairman.

5.07      Quorum

          Subject to the following section, the quorum for the transaction of business at any meeting of the board shall consist of a majority of directors holding office or such greater number of directors as the board may from time to time determine.


5.08      Half Albertan Representation at Meetings

          Subject to the Act and Section 5.12 hereof, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least half of the directors present are resident Albertans, except where:

(a)  a resident Alberta director who is unable to be present approves in writing
     or  by   telephone  or  other  telecommunication  facilities  the  business transacted at the meeting; and

(b) the number of resident Albertan directors present at the meeting, together with any resident Albertan director who gives his approval under clause
     (a), totals at least half of the directors present at the meeting.

5.09      Voting

          Subject to any unanimous shareholders' agreement, questions arising at any meeting of the board of directors shall be decided by a majority of votes, the chairman of the meeting shall be entitled to vote and there shall be no second or casting vote in the event of an equality of votes.

5.10      Meeting by Telephone

          A director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and a director participating in such meeting by such means is deemed to be present at the meeting.

5.11      Resolution in Lieu of Meeting

          Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of the directors or a committee or directors, if any, is as valid as if it had been passed at a meeting of the directors or the committee of the directors, if any. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

5.12      Amendments to the Act

          It is hereby  affirmed that the intention of Sections  4.04,  4.07 and
5.08 hereof as they relate to Albertan representation are to comply with the minimum requirements of the Act and in the event that such minimum requirements shall be amended, deleted and replaced such that no, or a lesser requirement with respect to Albertan representation is implemented than as in force at present, Sections 4.04, 4.07 and 5.08 hereof shall be automatically and correspondingly amended, deleted or replaced.

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01      Conflict of Interest

          A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that, the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction at the directors' meeting at, which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02      Limitation of Liability

          Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities, or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

          No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the qualification of such director or officer or board.

          Directors may rely upon the accuracy of any statement or report prepared by the Corporation's auditors, internal accountants or other responsible officials and shall not be held responsible or liable for any loss or damage resulting from the paying of any dividends or otherwise acting upon such statement or report.

6.03      Indemnity

          Subject to Section 119 of the Act, the Corporation shall indemnify a director or officer, a former director and officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate), and his heirs, executors, administrators and other legal representatives, from and against,

(a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

(b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation,

except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

          The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04      Insurance

          Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

                                    OFFICERS

7.01      Election or Appointment

          Subject to any unanimous shareholder agreement, the board may, from time to time, appointment a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer, a secretary-treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a managing director and a chairman of the board who must be directors, an officer may, but need not be, a director and one person may hold more than one office.

7.02      Chairman of the Board

          The chairman of the board shall, when present, preside at all meetings of the board, committees of directors and, in the absence of the president, at all meetings of shareholders.

          If no managing director is appointed, the board may assign to the chairman of the board any of the powers and duties that, by any provision of this by-law, are assigned to the managing director; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability or the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

7.03      Managing Director

          The managing director, if any, shall have, subject to the authority of the board, general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify.

7.04      President

          The president shall be the chief executive officer of the Corporation and, subject to the authority of the board and the managing director, if any, shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or a committee of directors.

7.05      Vice-President

          During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there are more than one, by the vice-president designated from time to time by the board; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or of a committee of directors. A vice-president shall have such other powers and duties as the board may prescribe.

7.06      Secretary

          The secretary shall attend and be the secretary of all the meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose, minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of the committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation, and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the president may specify.

7.07      Treasurer

          The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation; he shall render to the board whenever required an account of all his transactions, and he shall have such other powers and duties as the board or the president may specify.

7.08      General Manager or Manager

          If elected or appointed, the general manager shall have, subject to the authority of the board, the managing director, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lessor authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board.

7.09      Powers and Duties of Other Officers

          The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board, the managing director or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and preformed by such assistant, unless the board or the president otherwise directors.

7.10      Variation of Powers and Duties

          The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

7.11      Vacancies

          If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the president or the secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

7.12      Remuneration and Removal

          The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or a shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

7.13      Agents and Attorneys

          The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

7.14      Conflict of Interest

          An officer shall disclose his interest in any material contract or proposed material contracts with the Corporation in accordance with Section 6.01 hereof.

7.15      Fidelity Bonds

          The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine, provided always that the cost of any and all such bonds shall be at the expense of the Corporation.

                             SHAREHOLDERS' MEETINGS

8.01      Annual Meetings

          Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and, subject to Section 8.04 hereof, at such place or places as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor if required by the Act or the articles, and for the transaction of such other business as may properly be brought before the meeting.

8.02      Submission of Contracts or Transactions to Shareholders for Approval

          The board, in their discretion, may submit any contract, act or transaction for approval, verification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

8.03      Special Meetings

          The board, the chairman of the board, the managing director or the president shall have the power to call a special meeting of shareholders at any time. Holders of not less than five (5%) per cent of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of the shareholders for the purposes stated in the requisition. The requisition shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the Corporation. Subject to Section 137(3) of the Act, upon receipt of the requisition, the directors shall call a meeting of the shareholders to transact the business stated in the requisition. If the directors do not within twenty-one (21) days after receiving the requisition call a meeting, any shareholder who signed the requisition may call the meeting.


8.04      Place of Meetings

          Meetings of shareholders shall be held at any place within the Province of Alberta as the directors may by resolution determine or, if all the shareholders entitled to vote at the meetings so agree or if the articles so provide, outside Alberta.

8.05      Record Date for Notice

          The board may fix in advance a date, preceding the date of any meeting of the shareholders by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

8.06      Notice of Meetings

          Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor, if any, of the Corporation. Such notice may be sent by mail addressed to, or may be delivered personally to, the shareholder at his latest address as shown in the records of the Corporation or its transfer agent, to the director, at his latest address as shown in the records of the Corporation or in the last notice filed pursuant to Section 101 or 108 of the Act, or to the auditor, at his most recent address as shown in the records of the Corporation. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be given and received on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to the shareholders who are not registered on the record of the Corporation or its transfer agent on the record date as determined according to
Section 8.05 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. If the Corporation sends a notice or document to a shareholder and the notice or document is returned on two (2) consecutive occasions, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

8.07      The Right to Vote

          Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of the shareholders in respect of which the Corporation has prepared the list referred to in Section 8.08 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the record date set pursuant to Section 8.05 hereof and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands at any time before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of the shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date or if no record date is set, at the close of business on the date preceding the date notice is sent, is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

8.08      List of Shareholders Entitled to Vote

          In  the  event  the   Corporation   has  greater   than  fifteen  (15)
shareholders entitled to vote at a meeting, for every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting arranged in alphabetical order and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to Section 8.05 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the last business day immediately preceding the day of which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

8.09      Meetings Without Notice

          A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b) if, in accordance with the Act, the auditors and the directors are required to attend and are present or waive notice of or otherwise consent to such meeting being held.

          At such meetings any business may be transacted which the Corporation may transact at a meeting of shareholders. If the meeting is held at a place outside Canada, the shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

8.10      Waiver of Notice

          A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

8.11      Chairman, Secretary and Scrutineers

          The president or, in his absence, the chairman of the board, if such an officer has been elected or appointed and is present, otherwise a vice-president who is a shareholder of the Corporation shall be chairman of any meeting of the shareholders. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

8.12      Persons Entitled to be Present

          The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.13      Quorum

          Subject to the Act and Section 8.23 hereof, a quorum for the transaction of business at any meeting of shareholders shall consist of at least one (1) or more persons, present or represented by proxy in accordance with
Section 8.15 hereof as long as the holder or holders of ten percent of the shares entitled to vote at the meeting are present in person or represented by proxy. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

8.14      Participation in Meeting by Telephone

          A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other telecommunication facilities that permit all persons participating in the meeting to hear each other and a person participating in such meeting by those means is deemed to be present at the meeting.

8.15      Proxyholders and Representatives

          Votes at meetings of the shareholders may be given either personally or by proxy: or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman.

          A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect to which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

          Subject to the regulations, a proxy may be in the following form:

          The undersigned shareholder of _______________________________________
          hereby appoints ______________________ of ___________________________,
          or failing him, ______________________________________________, as the
          nominee of the undersigned to attend and act for the undersigned on behalf of the undersigned at the __________________________ meeting of the shareholders of the said Corporation to be held on the ____ day of __________________, 19__, and any adjournment or adjournments thereof.

          DATED this ______ day of __________________, 19_____.


                                             _____________________________
                                             Signature of Shareholder

8.16      Time for Deposit of Proxies

          The board may specify in a notice calling a meeting of the shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or any agent thereof specified in such notice or if, no such time having been specified by such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

8.17      Joint Shareholders

          If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them or in the event of disagreement, the party first named shall be entitled to vote the shares.

8.18      Votes to Govern

          Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders either by show of hands or upon a ballot, there shall be no second or casting vote.

8.19      Show of Hands

          Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of votes required in favour of or against any resolution or other proceeding in respect to this question and the result of the votes so taken shall be the decision of shareholders on the said question.

8.20      Ballots

          On any question proposed for consideration at a meeting of shareholders, a shareholder, proxyholder or other person entitled to vote may demand or the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on a question of adjournment, it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chairman shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect to the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote to each share he is entitled to vote except as herein otherwise provided. The result of the ballot so taken shall be the decision of the shareholders upon the question.

8.21      Adjournment

          The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as a notice for an original meeting.

8.22      Resolution in Lieu of Meeting

          A resolution in writing signed by all shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of the shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with the minutes of the meeting of the shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

8.23      Only One Shareholder is the Title

          Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting, and all other provisions of these by-laws are applicable to a single shareholder corporation shall be deemed to be amended, where applicable.

                                     SHARES

9.01      Allotment and Issuance

          Subject to Section 25 of the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board may determine, provided that no share shall be issued until it is fully paid as provided by the Act.

9.02      Commissions

          The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation, provided that a sale of such shares and payment of any such commissions shall not violate any applicable provisions of the Securities Act, R.S.A. 1981, Chapter S-8.1 and any amendments thereto or Regulations thereunder.

9.03      Non-Recognition of Trusts

          Subject to the Act, a Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.04      Certificates

          Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with
Section 3.01 hereof and need not be under the corporate seal. The signatures of the signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signatures shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

9.05      Replacement of Share Certificates

          The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate or such other certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claiming to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and upon such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.06      Joint Holders

          If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, return of capital or such other money payable or warranted issuable in respect of such share.

                             TRANSFER OF SECURITIES

10.01     Registration of Transfer

          Subject to the Act and any unanimous shareholders agreement, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board.

upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in Section 10.05 hereof.

10.02     Transfer Agents and Registrars

          The board from time to time by resolution appoint or remove one or more transfer agents registered under the Trust Companies Act of the Province of Alberta to maintain a central securities register or registers and one or more branch transfer agents to maintain a branch securities register or registers. A transfer agent or branch transfer agent so appointed may be designated as such or may be designated as a registrar, according to his functions, and a person may be appointed and designated with the functions of both registrar and transfer agent or branch transfer agent. The board may provide for the registration of transfers of securities by and in the offices of such transfer agent, or branch transfer agents or registrars. In the event of any such appointment in respect of any of the shares of the Corporation, all share certificates issued by the Corporation in respect of those shares shall be countersigned by or on behalf of one of the said transfer agents, branch transfer agents or registrars, if any, as the case may be.

10.03     Securities' Registers

          A central securities register of the Corporation shall be kept at the designated records office of the Corporation, if any, otherwise the registered office of the Corporation, or at an office or offices of a company or companies registered under the Trust Companies Act of the Province of Alberta, as may from time to time be designated by resolution of the board of directors to act as the Corporation's transfer agent or agents, to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities.

          (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

          (b) the number of shares or other securities held by each holder; and

          (c) the date and particulars of the issue and transfer of each share or other security.

          Branch securities register or registers may be kept either in or outside Alberta at such office or offices of the Corporation as the directors may determine, or at the office or offices of such other person or persons or companies as may from time to time be designated by resolution of the directors to act as the Corporation's branch transfer agent or agents. A branch securities register shall contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities register shall also be kept in the corresponding central securities register.

10.04     Deceased Shareholders

          In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or make any dividend or any other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

10.05     Lien for Indebtedness

          If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation for any unpaid amount owing on a share issued by the Corporation on the date the Corporation was continued under the Act, such lien may be enforced, subject to the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

                              DIVIDENDS AND RIGHTS

11.01     Dividends

          Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.02     Dividend Cheques

          A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared, and mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's security register or registers unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

11.03     Non-Receipt of Cheques

          In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.04     Unclaimed Dividends

          Any dividend unclaimed for a period of three (3) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

11.05     Record Date for Dividends and Rights

          The board may fix in advance a date,  preceding by not more than fifty
(50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that such notice of any record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividends shall be at the close of business on the day which the resolution relating to such dividend is passed by the board.

                     INFORMATION AVAILABLE TO SHAREHOLDERS

12.01     Restrictions on Availability

          Except as provided by the Act, no shareholder shall be entitled to obtain information respecting any details or conduct of the Corporation's business which in the opinion of the directors would not be expedient or in the interests of the Corporation to communicate to the public.

12.02     Inspection of Records by Shareholders

          The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

12.03     Registered Office and Separate Records Office

          Until changed in accordance with the Act, the registered office of the Corporation shall be at a place within Alberta specified in the notice prescribed for by Section 19(2) of the Act and at such location therein as the board may from time to time determine. The records office will be at such location, if any, as the board may from time to time determine.

                                    NOTICES

13.01     Method of Giving Notices

          Any notice or other document required by the Act, the regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditors shall be delivered personally or sent by prepaid mail or by telegram or cable or telex to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or in the last notice filed under Section 101 or 108 of the Act, and to the auditor at his business address. A notice shall be deemed to have been given and received when it is delivered personally to any such person or to his address as aforesaid: a notice mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

13.02     Notice to Joint Shareholders

          If two (2) or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

13.03     Persons Entitled by Death or Operation of Law

          Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

13.04     Non-Receipt of Notices

          If a notice or document is sent to a shareholder by prepaid mail in accordance with Section 13.01 hereof and the notice or document is returned on two (2) consecutive occasions, it shall not be necessary to send any further notice or document to the shareholder until he informs the Corporation in writing of his new address; provided, always, that the return of a notice of a shareholders' meeting mailed to a shareholder in accordance with Section 13.01 of this by-law shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding the return of notice.

13.05     Omissions and Errors

          The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not effecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.06     Signature on Notices

          Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

13.07     Waiver of Notice

          Any shareholder, proxyholder, or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

                                   DIVISIONS

14.01     Divisions

          The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines, or goods or services provided, as may be considered appropriate in each case. In connection with any such division, the board or, subject to any direction by the board, the president, may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a) Subdivision and consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b) Name - the designation of any such division or sub-unit by and the carrying on of the business and operations of, any such division or sub-unit under, the name other than the name of the Corporation, provided that the Corporation shall set out its name in legible characters in all places required by law; and

(c) Officers - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officers so appointed, provided that any such officer shall not, as such, be officers of the Corporation.

                                 MISCELLANEOUS

15.01     Financial Year

          The board shall determine the financial year of the Corporation from time to time.

15.02     Directors to Require Surrender of Share Certificates

          The directors in office when a Certificate of Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificates, or such of their share certificates as the directors may determine, for the purpose of cancelling the share certificates and replacing them with new share certificates that comply with Section 45 of the Act, in particular, replacing existing share certificates with share certificates that are not negotiable securities under the Act. The directors in office shall act by resolution under this section and shall in their discretion decide the manner in which they shall require the surrender of the existing share certificates and a time in which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholder to comply with a requirement to surrender his share certificate or certificates pursuant to this Section. Notwithstanding any other provision of this by-law, but subject to the Act, the directors may refuse to register the transfer of shares represented by a share certificate that is not then surrendered pursuant to a requirement under this section.

15.03     Financial Assistance to Shareholders, Employees and Others

          The Corporation may give financial assistance by means of a loan, guarantee or otherwise:

(a) to any person in the ordinary course of business if the lending of money is part of the ordinary business of the Corporation;

(b) to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

(c) to a holding body corporate if the Corporation is a wholly owned subsidiary of the holding body corporate;

(d)  to a subsidiary body corporate of the Corporation; or

(e)  to employees of the Corporation or any of its affiliates:

      (i) to enable or assist them to purchase or erect living accommodations for their own occupation; or

     (ii) in accordance with the plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee;

and, subject to the Act:

(a) to a shareholder or director of the Corporation or of an affiliated corporation;

(b) to an associate of a shareholder as defined by Section 1(c) of the Act or of a director of the Corporation or of an affiliated corporation; or

(c)  to any person for the purpose of or in connection  with  a  purchase  of  a
     share  issued  or  to  be  issued  by  the  Corporation  or   an affiliated
     corporation.

15.04     Severability

          The invalidity or unenforceability of any provision of this by-law shall not affect the validity or unenforceability of the remaining provisions of this by-law.

15.05     Shareholders Approval to Amend By-law Number 1

          Unless the articles, any other by-law or a unanimous shareholders' agreement otherwise provide, the directors may, by resolution, make, amend or repeal this by-law. The directors shall submit any amendment or a repeal of any provision of this by-law, made pursuant to this Section, to the shareholders at the next meeting of the shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the amendment or the repeal. An amendment or a repeal of any provision of this by-law is effective from the date of the resolution of the directors as made hereunder until it is confirmed, confirmed as amended, or rejected by the shareholders or until it ceases to be effective, and, if the amendment is confirmed, it shall continue in effect in the form in which it was so confirmed. If an amendment or repeal of this by-law is rejected by the shareholders or if the directors do not submit an amendment or a repeal of this by-law to the shareholders as required hereunder, the amendment or repeal ceases to be effective and no subsequent resolutions of the directors to amend or repeal any provisions of this by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders. A shareholder entitled to vote at an annual meeting of the shareholders may in accordance with Section 131 of the Act make a proposal to amend or repeal any provision of this by-law.

15.06     Effective Date

          This by-law shall come into force upon the issuance of the Certificate of Incorporation, continuance or amalgamation as the case may be, under the Act.

15.07     Continuation

          Notwithstanding that the articles of the Corporation under the Companies Act of Alberta are repealed as of the coming into force of this by-law, such repeal shall not affect the previous operation of any provision of the articles so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, where the validity of any contract or agreement made pursuant to, any such provision of the articles prior to its repeal. All officers and persons acting under the articles so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board passed under the repealed articles shall continue to be valid acts of the Corporation.

          CONFIRMED by the shareholders in accordance with the Act this 18 day of December, 1995.


                                              /s/ ILLEGIBLE
                                              ----------------------------------
                                              SECRETARY